SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):           May 8, 2000
                                                  ------------------------------



                                LEGG MASON, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in its Charter)


        Maryland                           1-8529                52-1200960
--------------------------------   -----------------------  --------------------
(State or Other Jurisdiction            (Commission            (IRS Employer
     of Incorporation)                    File No.)          Identification No.)



100 Light Street, Baltimore, Maryland                                   21202
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(Address of Principal Executive Office)                               (Zip Code)


Registrant's Telephone Number, Including Area Code:   (410) 539-0000
                                                     ----------------


                                 Not Applicable
--------------------------------------------------------------------------------
            (Former name or former address, if changed since last report)

Item 5.     Other Events
            ------------

         On May 8, 2000, Legg Mason, Inc. issued a press release regarding its financial results for its fourth quarter and fiscal year ended March 31, 2000. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits
            ------------------------------------------------------------------

            (a)         Financial statements of businesses acquired.

                        Not applicable.

            (b)         Pro forma financial information.

                        Not applicable.

            (c)         Exhibits.

                        99  Press Release of Legg Mason, Inc. dated May 8, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       LEGG MASON, INC.



Date:  May 9, 2000                     By:  /s/ F. Barry Bilson
                                            F. Barry Bilson
                                            Senior Vice President

                                  EXHIBIT INDEX

Exhibit

99         Press Release of Legg Mason, Inc. dated May 8, 2000

                                                                EXHIBIT 99


For immediate release                           For information contact:
                                                F. Barry Bilson
                                                (410) 539-0000
                                                http://www.leggmason.com

                 LEGG MASON'S QUARTER, YEAR EARNINGS UP SHARPLY
              Quarter EPS Up 81% to $.78; Year EPS Up 50% to $2.33
                       Pre-Tax Margin and ROE Also Records

Baltimore, Maryland -- May 8, 2000 -- Legg Mason, Inc. (NYSE: LM) announced today that its net earnings for its fourth quarter ended March 31, 2000 increased by 94% over the corresponding quarter of 1999, to $48.0 million, driven primarily by a 47% increase in commissions and a 50% increase in principal transactions. These results helped the firm record a 60% increase in net earnings for the year and the highest pre-tax margin and return on equity since it became a public company in August 1983.

Overall, record revenues in the firm's asset management area and throughout its securities brokerage business established new corporate records for the year ended March 31, 2000. Total revenues, net revenues, pre-tax income, net earnings and earnings per share all established a new record. Total revenues rose 31% to $1.4 billion, while net revenues grew to $1.2 billion, up 30%. Investment advisory and related fees were up 37%, to $534.9 million, while the combined revenues of our securities brokerage business were up 31%. Net earnings for the year jumped 60%, to $142.5 million, and diluted earnings per share climbed 50% to $2.33. The firm's pre-tax margin and return on equity for the year were also records: pre-tax earnings were 19.3% of net revenues versus 15.6% in fiscal 1999 and return on equity was 21.8% versus 17.0% in fiscal 1999.

Total revenues for the quarter were a record $411.9 million, up 42% from a year ago, while net revenues were a record $370.6 million, up 40%. The contribution of the firm's overall securities brokerage business was particularly strong during the quarter, supported by a 47% increase in commission revenues, to $114.6 million, and a 50% increase in both principal transactions and net interest, to $39.6 million and $25.3 million, respectively, all new records. Revenues from investment advisory activities also remained strong, increasing by 34% to a record $149.0 million.

Net earnings for the quarter were up 94% from the year ago quarter, to $48.0 million, and diluted earnings per share increased by 81% to $0.78. Pre-tax earnings were 21.8% of net revenues for the quarter, up from a 15.1% pre-tax margin in the corresponding quarter a year ago, and return on equity was 26.7% versus 18.2%.

LEGG MASON, INC.
News Release - May 8, 2000
Page 2

The firm also announced that its assets under management increased to $112 billion -- the 35th consecutive quarterly increase in such assets -- up 26% from $89 billion a year ago and up 7% from the last quarter. New clients plus net inflows from existing clients accounted for approximately 73% of the increase over the last year, while market appreciation accounted for 17% of the increase. New clients plus net inflows from existing clients also accounted for 73% of the increase in managed assets during the quarter, with the remaining 27% resulting from market appreciation.

As of March 31, 2000, stockholders' equity was $752 million, up 36% from a year ago, and book value per share was $12.83, up 27%.

         Commenting on Legg Mason's operating results,  chairman and CEO Raymond
A. "Chip" Mason, said:

                        "In both the quarter and fiscal year, our private client
            business, which includes securities brokerage, principal transactions and net interest profit, had outstanding results and was a significant contributor to our record performance. Revenues from investment advisory activities remained strong as we continue to build our asset management business, primarily through internal growth and also through selected acquisitions.

            Legg Mason continues to maintain a strong financial condition and I am pleased to report that equity capital surpassed $750 million at March 31, 2000."

Legg Mason, Inc., headquartered in Baltimore, is a holding company that provides investment advisory, securities brokerage, investment banking and related financial services through its wholly owned subsidiaries. The Company's common stock is listed on the New York Stock Exchange (symbol: LM).

LEGG MASON, INC.
News Release - May 8, 2000
Page 3


                                            LEGG MASON, INC. AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF EARNINGS
                                      For the Quarters Ended March 31, 2000 and 1999

                                                                   ($ in 000's, except per share amounts)


                                                                       % of net                           % of net
                                                        2000           Revenues           1999            Revenues
                                                   ------------   --------------  ----------------   --------------
Revenues:
         Investment advisory and related fees       $  149,006             40.2       $   111,106             41.9
         Commissions                                   114,637             30.9            78,007             29.4
         Principal transactions                         39,631             10.7            26,482             10.0
         Investment banking                             21,578              5.8            18,878              7.1
         Interest                                       66,542             18.0            40,905             15.4
         Other                                          20,464              5.5            13,768              5.2
                                                   ------------   --------------  ----------------  ---------------
           Total revenues                              411,858            111.1           289,146            109.0
         Interest expense                               41,221             11.1            23,981              9.0
                                                   ------------   --------------  ----------------  ---------------
           Net revenues                                370,637            100.0           265,165            100.0

Non-interest expenses:
         Compensation and benefits                     210,354             56.8           162,578             61.3
         Occupancy and equipment rental                 22,187              6.0            16,951              6.4
         Communications                                 14,840              4.0            12,502              4.7
         Floor brokerage and clearing fees               2,032              0.5             1,763              0.6
         Non-cash deferred compensation                      -                -             3,110              1.2
         Other                                          40,337             10.9            28,302             10.7
                                                   ------------   --------------  ----------------  ---------------

                                                       289,750             78.2           225,206             84.9
                                                   ------------   --------------  ----------------  ---------------

Earnings Before Income Taxes                            80,887             21.8            39,959             15.1

         Income tax provision                           32,846              8.8            15,168              5.8
                                                   ------------   --------------  ----------------  ---------------

Net Earnings                                         $  48,041             13.0       $    24,791              9.3
                                                   ============   ==============  ================  ===============

Earnings per common share:
         Basic                                       $    0.83                        $    0.45
         Diluted                                     $    0.78                        $    0.43

Weighted average number of common shares
   outstanding:
         Basic                                          57,540                           54,797
         Diluted                                        61,274                           57,963


LEGG MASON, INC.
News Release - May 8, 2000
Page 4


                                            LEGG MASON, INC. AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF EARNINGS
                                      For the Fiscal Years Ended March 31, 2000 and 1999

                                                                   ($ in 000's, except per share amounts)


                                                                       % of net                     % of net
                                                        2000           Revenues         1999        Revenues
                                                   ------------   --------------  -------------   -----------
Revenues:
         Investment advisory and related fees       $  534,896            43.3      $  390,216          41.0
         Commissions                                   362,887            29.4         279,136          29.3
         Principal transactions                        126,267            10.2          94,105           9.9
         Investment banking                             68,905             5.6          76,118           8.0
         Interest                                      222,901            18.0         160,292          16.9
         Other                                          54,948             4.4          46,139           4.9
                                                   ------------   --------------  --------------  -----------
           Total revenues                            1,370,804           110.9       1,046,006         110.0
         Interest expense                              134,322            10.9          94,910          10.0
                                                   ------------   --------------  --------------  -----------
           Net revenues                              1,236,482           100.0         951,096         100.0

Non-interest expenses:
         Compensation and benefits                     743,867            60.2         584,830          61.5
         Occupancy and equipment rental                 80,602             6.5          64,289           6.8
         Communications                                 54,440             4.4          47,963           5.0
         Floor brokerage and clearing fees               7,828             0.6           6,677           0.7
         Non-cash deferred compensation                 (1,063)           (0.1)         10,352           1.1
         Other                                         111,667             9.1          88,210           9.3
                                                   ------------   --------------  --------------  -----------

                                                       997,341            80.7         802,321          84.4
                                                   ------------   --------------  --------------  -----------

Earnings Before Income Taxes                           239,141            19.3         148,775          15.6

         Income tax provision                           96,616             7.8          59,441           6.2
                                                   ------------   --------------  --------------  -----------

Net Earnings                                        $  142,525            11.5      $   89,334           9.4
                                                   ============   ==============  ==============  ===========

Earnings per common share:
         Basic                                      $     2.51                      $     1.64
         Diluted                                    $     2.33                      $     1.55

Weighted average number of common shares
   outstanding:
         Basic                                          56,688                          54,337
         Diluted                                        60,787                          57,657

Book value per common share                         $    12.83                      $    10.08
